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                                     BYLAWS
                                       OF
                            WESTERN AUTOMOTIVE, INC.

                                    ARTICLE I

                                     OFFICES

         1.01 PRINCIPAL OFFICE - The principal office and the registered office of the Corporation shall be at such places in the State of Michigan as the Board of Directors shall from time to time determine.

         1.02 OTHER OFFICES - The Corporation may have offices at such other places, either within or without the State of Michigan, as the Board of Directors may from time to time determine.

                                   ARTICLE II

                                      STOCK

         2.01 CAPITAL STOCK - Shares of capital stock of the Corporation shall be issued in such amounts, at such times, for such consideration, under such plans and upon such terms and conditions as the Board of Directors shall determine, subject to any relevant restrictions and Provisions of the Articles of Incorporation and these Bylaws.

         2.02 CERTIFICATES FOR SHARES - Every Shareholder shall be entitled to a certificate for his shares signed by the President or a Vice President and the Secretary or an Assistant Secretary certifying the number and class of shares represented by such certificates, and, in the event that more than one class of stock is authorized, the certificate shall state that the Corporation will furnish to the Shareholder, upon written request, a full statement of the terms, provisions, preferences and limitations of all classes of stock. If such shares are not fully paid, the certificate shall indicate the amount paid.

         2.03 TRANSFER OF SHARES - Shares shall be transferred only on the books of the Corporation by the person named in the certificate, or by attorney lawfully authorized in writing, and upon surrender of the certificate. A record shall be made of every such transfer.

         2.04 REGISTERED SHAREHOLDERS - The Corporation shall have the right to treat the registered holder of any shares as the absolute owner thereof, and shall not be bound to recognize any claim to such shares, legal or equitable, on the part of any other person.

         2.05 CLOSING THE STOCK TRANSFER BOOKS - The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding forty (40) days preceding the date fixed for any meeting of the Shareholders, or for payment of any dividend or allotment of rights,



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or for any change or conversion or exchange of capital stock to go into effect;
provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date not exceeding forty (40) days preceding the date fixed for any of said events as a record date for the determination of Shareholders entitled to notice of and to vote at any such meeting, or to receive payment of any such dividend or to receive such allotment of rights or to participate in any such change, conversion or exchange of capital stock, and in such case only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to notice of, and to vote at such meeting, or to receive payment of such dividend or to receive such allotment of rights, or to participate in such change, conversion or exchange of capital stock, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, or otherwise, after any such record date. Nothing in this By-Law shall affect the rights of a Shareholder and his transferee or transferor as between themselves.

         2.06 LOST OR DESTROYED CERTIFICATES - Upon the presentation to the Corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate or certificates for shares of stock of the Corporation, the Board of Directors shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuances of new certificates any or all of the following (a) presentation of additional evidence or proof of the loss, destruction or mutilation claimed; (b) advertisement of loss in such manner as the Board of Directors may direct or approve; (c) a bond or agreement of indemnity, in such form and amount and with such sureties, or without sureties, as the Board of Directors may direct or approve; (d) the order or approval of a court or judge.

         2.07 REGULATIONS - The Board of Directors shall have power and authority to make all such rules and regulations as the Board shall deem expedient regulating the issue, transfer and registration of certificates for shares in the Corporation.

                                   ARTICLE III

                              SHAREHOLDER MEETINGS

         3.01 PLACE OF MEETINGS - All meetings of Shareholders shall be held at the principal office of the Corporation in the State of Michigan, unless otherwise directed or approved by the Board of Directors or by the Shareholders holding a majority of the shares of stock of the Corporation outstanding and entitled to vote.

         3.02 ANNUAL MEETING - The annual meeting of Shareholders shall be held on the second Tuesday in September of each year at 11 A.M.

         3.03 SPECIAL MEETINGS - Special meetings of Shareholders may be called by the President and shall be called by the President or Secretary at the written request of Shareholders holding a


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majority of the shares of stock of the Corporation outstanding and entitled to vote. The request shall state the purpose or purposes for which the meeting is to be called.

         3.04 NOTICE - Written notice of every Shareholder meeting shall be delivered personally or mailed to each Shareholder entitled to vote thereat, at his or her address as the same appears on the stock records of the Corporation, at least ten (10) days prior to any meeting, and any notice of a special meeting shall state the purpose or purposes thereof. Notice of the time, place and purpose of any Shareholder meeting may be waived by telegram, radiogram, cablegram or other writing by those not present and entitled to vote thereat, either before or after the holding thereof, and whenever all the Shareholders shall meet in person or by proxy, such meeting shall be valid for all purposes, without call or notice.

         3.05 ACTION WITHOUT A MEETING - Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

         3.06 QUORUM - At any meeting of Shareholders, the holders of a majority of all the voting shares of the Corporation then outstanding, present in person or by proxy, shall constitute a quorum. Any meeting, including those at which less than a quorum is present, may be adjourned from time to time by vote of a majority of voting shares of those who attend, and such adjourned meeting may be held without notice other than the announcement at the meeting at which adjournment is voted. When a quorum shall be present upon any such adjourned day, any business may be transacted which might have been transacted at the meeting as originally called.

         3.07 VOTING - Each Shareholder shall be entitled to one (1) vote for each share of voting stock registered in his or her name on the books of the Corporation. A Shareholder may vote in person or by proxy duly appointed by an instrument in writing filed with the Secretary of the meeting. Election of the Directors shall be by cumulative voting.

         3.08 CHAIRMAN AND SECRETARY OF MEETINGS - The President or Vice President and the Secretary or Assistant Secretary, if present, shall act as Chairman and Secretary, respectively, of every meeting of Shareholders unless otherwise directed by the Shareholders present at such meeting.

         3.09 OTHER CORPORATION - Any other corporation owning voting shares in this Corporation may vote upon the same by the president of such stockholder corporation, or by proxy appointed by him or her, unless some other person shall be appointed to vote upon such shares by resolution of the board of directors of such stockholder corporation.



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                                   ARTICLE IV

                                    DIRECTORS

         4.01 NUMBER, TERM OF OFFICE AND REMOVAL - The affairs of this Corporation shall be managed by a Board of Directors consisting of not less than one Director. Said Directors shall hold office until the next annual meeting of Shareholders and until their respective successors are elected and qualified. The Shareholders may, at any special meeting called for that purpose, remove any member of the Board of Directors, with or without cause, and at such meeting or any other meeting called for that purpose, may elect a Director to fill the vacancy thus created.

         4.02 VACANCIES - Vacancies in the Board of Directors occurring by reason of death, resignation, removal, increase in the number of Directors, or otherwise, may be filled by the remaining members of the Board by a majority vote, unless, in the case of removal, the vacancy is filled by the Shareholders of the Corporation, and such Directors so elected shall hold office until their respective successors are elected and qualified at the next annual meeting of Shareholders or at any special meeting of Shareholders called for such purpose.

         4.03 ORGANIZATIONAL MEETING - At the place of holding the annual meeting of Shareholders or any special meeting called for the purpose of election of the Board of Directors, and immediately following the same, the Board of Directors, as constituted upon final adjournment of said meeting shall convene without other or further notice than this By-Law for the purpose of electing Officers and transacting other business properly brought before it. The organizational meeting in any year may be held at a different time and place if so designated by the Directors of such new Board.

         4.04 REGULAR MEETINGS - Regular meetings of the Board of Directors shall be held at such time and at such place or places as the Directors shall from time to time determine. If the time and place of the next regular meeting of the Board is determined at any meeting of the Board, no notice of the meeting shall be required. If the time and place is changed after a prior determination, the Secretary shall give such notice to the Directors as is provided in the case of a special meeting.

         4.05 SPECIAL MEETINGS - Special meetings of the Board of Directors shall be called by the Secretary upon the written request of any Director. The Secretary shall convene a special meeting not later than thirty (30) days after receipt of the written request and shall give notice of the time, place and purpose thereof to each Director, by mail, telegram or other writing, at least forty-eight (48) hours before the date fixed for such meeting. At any meeting, regular or special, at which every Director shall be present, even though without notice, any business may be transacted. Notice of the time, place and purpose of any meeting, regular or special, of the Board of Directors may be waived by telegram, radiogram, cablegram or other writing by those not present and entitled to vote thereat, either before or after the holding thereof.



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         4.06 ACTION WITHOUT A MEETING - Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the Directors.

         4.07 QUORUM - At all meetings of the Board of Directors, a Majority shall constitute a quorum for the transaction of business. Any meeting, including those at which less than a quorum is present, may be adjourned by majority vote of those who attend, and the adjourned, meeting may be held without notice except the announcement at the meeting at which adjournment is voted. If the Directors shall consent in writing to any action to be taken by the Corporation, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors.

         4.08 MANAGEMENT - The Directors shall have exclusive authority to make management decisions necessary to the conduct of the business of the Corporation either directly or through Officers and agents selected by them. Independent business decisions made by the Directors or pursuant to their direction shall not require ratification by the Shareholders or their successors in interest.

         4.09 EXECUTIVE COMMITTEE - The Board of Directors may designate two or more of their number to constitute an executive committee which shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between meetings of the Board, subject to such limitations and restrictions as the Board may impose. This provision is discretionary and may be adopted in the future from time to time.

         4.10 COMPENSATION OF DIRECTORS - Directors may receive salaries, fees and/or expenses for their attendance and services at meetings of the Board and of committees thereof. This provision is discretionary and may be adopted in the future from time to time.

                                    ARTICLE V

                                    OFFICERS

         5.01 TITLE, APPOINTMENT AND REMOVAL - The Board of Directors may select a President, one or more vice Presidents, a Secretary and a Treasurer, and such other Officers, including a Chairman of the Board, as the Board shall deem advisable. Officers shall hold their offices for such terms as shall be determined by the Board. An Officer need not be a Director of the Corporation. Any two of the above offices, except those of President and Vice President, may be held by the same person, but no Officer shall execute, acknowledge or verify any instrument in more than one capacity. The Board of Directors may fix the salaries of the Officers of the Corporation. Any Officer or agent may be removed, for or without cause, or any vacancies filled, by the Board of Directors whenever, in its judgment, the business interests of the Corporation will be served thereby.

         5.02 EXECUTION OF INSTRUMENTS - The Board of Directors of the Corporation may in any instance designate the Officers and agents who shall have authority to execute any contract,


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conveyance or other instrument on behalf of the Corporation or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing Officers or agents, the Chairman of the Board or the President or Vice President and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer may execute the same in the name and on behalf of this Corporation.

                                   ARTICLE VI

                               DUTIES OF OFFICERS

         6.01 CHAIRMAN OF THE BOARD - The Chairman of the Board, if such office is filled, shall preside at all meetings of the Shareholders and Directors at which he or she is present. He or she shall serve as liaison between the Board and the President during the intervals between duly convened meetings.

         6.02 PRESIDENT - The President shall be the chief executive and operational Officer of the Corporation. He or she shall see that all orders and resolutions of the Board are carried into effect, and he or she shall have the general powers of supervision and management as are usually vested in the chief executive officer of a corporation.

         6.03 VICE PRESIDENTS - The Vice Presidents, in the order of their seniority (official capacity and designation) shall, in the absence or disability of the President, perform his or her duties and exercise his or her powers, and shall perform such other duties as the Board of Directors may prescribe.

         6.04 SECRETARY - The Secretary shall attend all sessions of the Board and all meetings of the Shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose. He or she shall give or cause to be given notice of all meetings of the Shareholders and of the Board of Directors and shall perform such other duties as may be delegated by the Board of Directors or the President. The Secretary may delegate any of his or her duties, powers, and authorities to one or more Assistant Secretaries, unless such delegation be disapproved by the Board of Directors.

         6.05 TREASURER - The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall render to the President and Directors, whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer may delegate any of his or her duties, powers and authorities to one or more Assistant Treasurers unless such delegation be disapproved by the Board of Directors.



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         6.06 BONDS - The Board of Directors of the Corporation may require any officer, agent or employee to give bond for the faithful discharge of his duty and for the protection of the Corporation, in such sum and with such surety or sureties as the Board may deem advisable.

                                   ARTICLE VII

                            CONTRACTS WITH DIRECTORS

         7.01 CONTRACTS WITH DIRECTORS - In the absence of fraud, no contract or other transaction between the Corporation and any other corporation shall be affected or invalidated by the fact that any Director of this Corporation is interested in or is a director or officer of such other corporation, and any Director may be a party or may be interested in any contract or transaction of this Corporation or in which this Corporation is interested; and in the absence of fraud, no contract, act or transaction of the Corporation with any person or persons, firm or corporation, shall be affected or invalidated by the fact that any Director of this Corporation is a party to or interested in such contract, act or transaction, or in any way connected with such person or persons, firm or corporation and in the absence of fraud, each and every person who may become a Director of this Corporation is hereby relieved from any liability that might otherwise exist from thus contracting with the Corporation for the benefit of himself or herself or any firm, association or corporation in which he or she may be in any way interested.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.01 THIRD PARTY ACTIONS - The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a Director, Officer, Employee or Agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, Partner, Trustee, Employee or Agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses including attorneys, fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and with respect to a criminal action or proceeding, if he had no reasonable cause to believe that his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.



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         8.02 DERIVATIVE ACTION - The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the f act that he or she is or was a Director, Officer, Employee or Agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, Partner, Trustee, Employee or Agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys' fees and amounts paid in settlement incurred by him or her in connection with the action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders. However, indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the Corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

         8.03 DETERMINATION OF RIGHT TO INDEMNIFICATION

                  (1) To the extent that a Director, Officer, Employee or Agent of the Corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Sections 8.01 or 8.02 above, or in defense of a claim, issue, or matter in the action, suit or proceeding, he or she shall be indemnified against expenses, including actual and reasonable attorneys' fees, incurred by him or her in connection with the action, suit or proceeding and an action, suit or proceeding brought to enforce the mandatory indemnification provided in this Section 8.03.

                  (2) Any indemnification under Sections 8.01 or 8.02 above, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, Employee or Agent is proper in the circumstances because he has met the applicable standard of conduct as set forth in Sections 8.01 or 8.02 above. This determination shall be made in any of the following ways:

                           (a) By a majority vote of a quorum of the Board of
                  Directors consisting of Directors who were not parties to the action, suit or proceeding;

                           (b) If the quorum described in subdivision (a) is not
                  obtainable, then by a majority vote of a committee of Directors who are not parties to the action. The committee shall consist of not less than two (2) disinterested Directors;

                           (c) if the majority described in subdivision (b) is
                  not obtainable, then by a majority vote of the Shareholders who are not parties to the action, suit or proceeding;



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                           (d) If the majority vote of Shareholders described in
                  subdivision (c) is not obtainable, then by independent legal counsel in a written opinion.

                  (3) If a person is entitled to indemnification under Sections
         8.01 or 8.02 above, for a portion of expenses including attorney's fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines or amounts paid in settlement for which the person is entitled to be indemnified.

         8.04 ADVANCE PAYMENT - Expenses incurred in defending a civil or criminal action, suit, or proceeding described in Sections 8.01 and 8.02 above, may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Director, Officer, Employee or Agent to repay the expenses if it is ultimately determined that he is not entitled to be indemnified by the Corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

         8.05 VALIDITY OF PROVISIONS

                  (1) The indemnification or advancement of expenses provided under Sections 8.01 to 8.04 is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, Bylaws, or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

                  (2) The indemnification provided for in Sections 8.01 to 8.05 continues as to a person who ceases to be a Director, Officer, Employee or Agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

         8.06 PURCHASE OF INSURANCE - The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, Employee or Agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, Partner, Trustee, Employee or Agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under Sections 8.01 to 8.05.

         8.07 DEFINITION OF CORPORATION - For purposes of Sections 8.01 to 8.06 above, "Corporation" includes all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a Director, Officer, Employee or Agent of the constituent corporation or is or was serving at the request of the constituent corporation as a Director, Officer, Partner, Trustee, Employee or Agent of another foreign or domestic


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corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, shall stand in the same position under the provisions of this
Article VIII with respect to the resulting or surviving corporation as the person would if he had served the resulting or surviving corporation in the same capacity.

                                   ARTICLE IX

                                      SEAL

         9.01  SEAL - The Corporation shall not be required to have a seal.

                                    ARTICLE X

                                   AMENDMENTS

         10.01 AMENDMENTS - The Shareholders or the Board of Directors may alter, amend, add to or repeal these Bylaws, including fixing and altering the number of Directors, provided that the Board of Directors shall not make or alter any Bylaws fixing their qualifications, classifications or term of office, and provided further that notice of any meeting of Shareholders or Board of Directors called for the purpose of amending these Bylaws shall include notice of the proposed amendments.



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